Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Drewrys Brewing Company on Form S-1, Amendment #2, of our report dated December 11, 2013, relating to the financial statements of Drewrys Brewing Company, as of December 31, 2012 and 2011, and for the two-year period ending December 31, 2012, and for the period from October 11, 2010 (inception) to December 31, 2012.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Alan R. Swift, CPA, P.A. Certified Public Accountants and Consultants

Palm Beach Gardens, Florida December 11, 2013